FINAL
CORPORATE GUARANTEE (Amyris)
GUARANTEE (as the same may be amended, supplemented or otherwise modified from time to time, the “Guarantee”), dated July 13, 2012 of Amyris, Inc., a corporation organized under the laws of the State of Delaware (the “Guarantor”) in favor of NOSSA CAIXA DESENVOLVIMENTO - AGÊNCIA DE FOMENTO DO ESTADO DE SÃO PAULO S.A., its successors and assigns (the “Beneficiary”).
WHEREAS, Amyris Brasil Ltda. a sociedade limitada formed under the laws of the Federative Republic of Brazil, (the “Primary Obligor”) has entered into the CCB -Cédula de Crédito Bancário dated July 13, 2012 (as amended, modified and supplemented from time to time, the “Financing Agreement”), with the Beneficiary, under which the Beneficiary has agreed to provide to the Primary Obligor credit in Brazilian Reais in the amount of R$ 30,000,000.00, for the development of an industrial farnesene producing unit in Brotas, State of São Paulo, subject to the conditions provided therein;
WHEREAS, in consideration of all transactions to which the Guarantee relates already entered into and to be entered into after the date hereof under the Financing Agreement, and in return for substantial direct and indirect benefits to the Guarantor, the Guarantor has agreed to guarantee the payment of all amounts owed from time to time, and performance from time to time, due by the Primary Obligor under the Financing Agreement; and
WHEREAS, the Beneficiary also has the benefit of a security interest over machinery and equipment of the Primary Obligor pursuant to Quadro 6.2 of the Financing Agreement and any other security interests set out therein or in ancillary agreements (as amended, modified and supplemented from time to time, the “Collateral,” and together with the Financing Agreement, the “Financing Documents”).
NOW, THEREFORE, the Guarantor hereby agrees:
Section 1. The Guarantee. (a) From and after the date hereof, the Guarantor hereby irrevocably guarantees to the Beneficiary the payment of all present and future amounts (whether absolute or contingent, and whether for principal, interest, scheduled payments, termination amounts, fees, breakage costs, expenses, indemnification, contractual penalty, interest on deferred payments, or otherwise) owing by the Primary Obligor under or in respect of the Financing Agreement or any other Financing Documents, as and when such amounts become due and payable, whether at their scheduled due dates, upon acceleration, termination or otherwise (or would otherwise be owing, due or payable under the Financing Agreement but for the commencement of any bankruptcy, insolvency or similar proceeding in respect of the Primary Obligor) (such obligations, the “Payment Obligations”) and the performance of all delivery and other obligations of the Primary Obligor under the Financing Agreement or any other Financing Documents in accordance with the terms of the Financing Agreement or any other Financing Documents (the “Performance Obligations” and, together with the Payment Obligations, the “Guaranteed Obligations”). The Beneficiary shall have the option to demand payment of the Guaranteed Obligations from the Guarantor in U.S. Dollars or Brazilian Reais.

This is a guarantee of payment and performance, and not merely of collection. The Guarantor further agrees to pay all costs, fees and expenses (including, without limitation, fees of outside counsel) incurred by the Beneficiary in connection with enforcing or exercising rights under this Guarantee or arising from a breach by the Guarantor of the provisions hereof or any misrepresentation made by the Guarantor herein.
(b)    In no event shall the Beneficiary be obligated to take any action, obtain any judgment or file any claim prior to enforcing this Guarantee. Upon failure of the Primary Obligor punctually to pay or perform any Guaranteed Obligations, the Guarantor agrees promptly to pay or perform or cause to be paid or performed such Guaranteed Obligations. The rights, powers, remedies and privileges provided in this Guarantee are cumulative and not exclusive of any rights, powers, remedies and privileges provided by any other agreement or by law.
(c)    The Guarantor hereby agrees that this is an absolute and unconditional, continuing and unlimited guarantee.
(d)    The Guarantor hereby waives any claims relating to, and permits, as applicable:
(1) the invalidity, irregularity or unenforceability of the Financing Agreement or this Guarantee or any other Financing Documents or any other agreement related to the Financing Agreement or this Guarantee or any other Financing Documents;
(2) the lack of authority of Primary Obligor to execute or deliver the Financing Agreement or any other Financing Documents;
(3) any change in the time, manner or place of payment of, or in any other term of, or amendment to the Financing Agreement or any other Financing Documents;
(4) any change in amount, nature or otherwise, or discharge in connection with the Collateral;
(5) any waiver or consent by the Beneficiary with respect to any provisions of the Financing Agreement or any other Financing Documents or any compromise or release of any of the obligations thereunder;
(6) the absence of any action to enforce the Financing Agreement or any other Financing Documents, to recover any judgment against the Primary Obligor or to enforce a judgment against the Primary Obligor under the Financing Agreement or any other Financing Documents;
(7) the occurrence of any event of default or potential event of default under the Financing Agreement or any other Financing Documents;
(8) the existence of any bankruptcy, insolvency, reorganization or similar proceedings involving the Primary Obligor or its assets;

(9) other than payment of any amounts due hereunder, any setoff, counterclaim, or defense of any kind or nature which may be available to or asserted by the Guarantor or the Primary Obligor against the Beneficiary or any of its affiliates;
(10) any impairment, taking, furnishing, exchange or release of, or failure to perfect or obtain protection of the Collateral or any other security interest in, collateral securing the Financing Agreement or any other obligation of the Primary Obligor;
(11) any change in the laws, rules or regulations of any jurisdiction;
(12) any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of the Primary Obligor under the Financing Agreement or any other Financing Documents or of Guarantor under this Guarantee;
(13) any claim as to the validity, regularity or enforceability of the subrogation rights provided in Section 3 below;
(14) any other circumstance (other than payment or performance) which might otherwise constitute a legal or equitable discharge or defense of a guarantor generally; or

(15) any change in the corporate existence, structure or ownership of the Primary Obligor, or any release or discharge of the Guaranteed Obligations.
(e)    The Guarantor hereby further waives diligence, presentment, demand on the Primary Obligor for payment or otherwise, filing of claims, requirement of a prior proceeding against the Primary Obligor and protest or notice. If at any time (including any time after termination or expiration of this Guarantee) payment under the Financing Agreement or any other Financing Documents is rescinded or must be otherwise restored or returned by the Beneficiary upon the insolvency, bankruptcy or reorganization of the Primary Obligor or the Guarantor or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by the Beneficiary, all as though such payment had not been made.
(f)    The Guarantor hereby agrees that, absent manifest error, the internal records of the Beneficiary setting forth the outstanding amount or the status of the Guaranteed Obligations are binding and conclusive proof of the amounts owed, or performance due, under the Financing Agreement and any other Financing Documents.
(g)    The Guarantor shall remain liable for the Guaranteed Obligations until the Guaranteed Obligations are irrevocably paid in full in accordance with this Guarantee and with the Financing Agreement, and nothing except irrevocable payment in full of all Guaranteed Obligations in accordance with this Guarantee and with the Financing Agreement shall release the Guarantor from its obligations under this Guarantee.
(h)    The Beneficiary shall have no obligation to disclose or discuss with the Guarantor their assessment, or any assessment by any other person, of the financial or other condition of the Primary Obligor; the Beneficiary shall have no obligation to investigate the financial or other condition of the Primary Obligor; the Guarantor has adequate means to obtain information from the Primary Obligor on a continuing basis concerning the financial and other condition of the Primary Obligor and its ability to perform its obligations and discharge its liabilities as they become due; and the Guarantor assumes full responsibility for being and keeping informed of the financial and other condition of the Primary Obligor and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations to the extent the Guarantor desires to be kept so informed.
(i)    The Beneficiary may enforce this Guarantee upon the occurrence and during the continuance of a breach by the Primary Obligor of any of its obligations under the Financing Documents, notwithstanding the existence of any dispute between the Primary Obligor and the Beneficiary or any other party with respect to the existence of such breach or any other matter.
(j)    The Beneficiary may, at its election, foreclose on any security held by it in one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Primary Obligor or any other guarantor or exercise any other right or remedy available to it against the Primary Obligor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations then due and owing have been fully paid.
Section 2. Representations and Warranties. The Guarantor represents and warrants to the Beneficiary on the date hereof and, except as otherwise indicated, during the duration of this Guarantee that:
(a)    it has reviewed and is familiar with the terms of the Financing Documents;
(b)    it is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and legal right to execute and deliver this Guarantee and to perform the provisions of this Guarantee on its part to be performed;
(c)    its execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary organizational action and do not contravene any provision of its certificate of incorporation or by-laws, or any law, regulation or rule applicable to it or contractual restriction binding on it or its assets;
(d)    all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for the due execution, delivery and performance of this Guarantee have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to, or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance;
(e)    this Guarantee is the valid and binding and enforceable obligation of the Guarantor;

(f)    the Guarantor and a wholly-owned subsidiary of Guarantor, together, own all the equity interest in the Primary Obligor and Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Financing Agreement and that its waivers of suretyship and other defenses are knowingly made in contemplation of such benefits;
(g)    on the date hereof and on the date of each disbursement under the Financing Agreement, after giving effect to this Guarantee, the aggregate fair saleable value of all of the Guarantor's property, at fair valuation, will be greater than the sum of all the Guarantor's liabilities of any nature, including without limitation contingent and unmatured debts or claims (“Liabilities”);
(h)    it has not transferred, concealed or removed any of its property with the intent to hinder, delay or defraud its creditors, nor is it now making this Guarantee with intent to hinder, delay or defraud its creditors;
(i)    on the date hereof and on the date of each disbursement under the Financing Agreement, after giving effect to this Guarantee, the value of its remaining assets is not unreasonably small in relation to its business as contemplated thereon or with respect to any transaction contemplated or undertaken thereafter;
(j)    on the date hereof and on the date of each disbursement under the Financing Agreement, it has not incurred and does not intend to incur, or believe (or reasonably believe) that it will incur Liabilities beyond its ability to pay as such Liabilities mature;
(k)    it has satisfied in full any final judgment against it in an action or suit for money damages which judgment results from an action or suit pending against it on or prior to the date hereof and there is no action or suit for money damages pending against it on or prior to the date hereof;
(l)    there are no other proceedings pending or, to the knowledge of the Guarantor, threatened against the Guarantor, at law or in equity, which, individually or in the aggregate, if adversely determined, would materially adversely affect the financial condition of the Guarantor or materially impair the Guarantor's ability to perform its obligations under this Guarantee;
(m)     none of its controlling shareholders, executive officers, members of its board of directors and their respective legal representatives, nor any of their family members or affiliates are politically exposed persons. For the purpose of this paragraph a “politically exposed person” means a person who is or has been entrusted in the last five years, in Brazil or in any other jurisdiction or territory, with any prominent public function, job or position, including, without limitation, head of state or government, high-ranking political appointments or elected politicians, high-ranking civil service positions, high-ranking judicial or military posts and chief of any corporation owned by a government, a governmental agency or political parties. Individuals in middle-ranking or more junior positions within the foregoing categories are excluded from the definition of “politically exposed persons”; and

(n)    none of its controlling shareholders, executive officers, managers, directors and their affiliates are subject to any financial sanctions of the United Nations Organization - UN, nor are they included in any financial sanctions lists in connection with terrorism or money laundering.
Section 3. Subrogation of Rights. By accepting this Guarantee and entering into the Financing Agreement, the Guarantor shall be subrogated to all rights of the Beneficiary against the Primary Obligor in respect of any amounts paid or performance by the Guarantor pursuant to this Guarantee, provided that the Guarantor shall be entitled to enforce or to receive any payment or performance arising out of or based upon such right of subrogation only when all amounts payable and all performance to be effected by the Primary Obligor under the Financing Agreement and the other Financing Documents have been paid and performed and the Financing Agreement has been terminated. The Guarantor agrees that it will not take any action against or in respect of the Primary Obligor relating to any payment or performance made by the Guarantor under this Guarantee until such time as the Guaranteed Obligations shall have been paid and performed in full and the Financing Agreement has been terminated.
Section 4. Covenants. (a)    So long as any Guaranteed Obligations remain outstanding or any Financing Documents remain in effect, the Guarantor shall not, without the prior written consent of the Beneficiary, commence or join with, or take any action in furtherance of, any other person in commencing any bankruptcy proceeding of or against Primary Obligor. The obligations of the Guarantor under this Guarantee shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any bankruptcy proceeding of or against the Primary Obligor or by any defense that the Primary Obligor may have by reason of any order, decree or decision of any court or administrative body resulting from or relating to any such bankruptcy proceeding or the existence of such bankruptcy proceeding.
(b)    The Guarantor hereby agrees that until such time as all of the Guaranteed Obligations shall be paid and performed in full, the Subordinated Indebtedness (as hereinafter defined) is and shall be expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment of the Guaranteed Obligations.
The term "Subordinated Indebtedness" shall mean, at any time, the then outstanding aggregate principal amount of all indebtedness of the Primary Obligor to the Guarantor in respect of borrowed money, fees, royalties or other advance or arrangement (including any subrogation rights with respect to this Guaranty), all accrued and unpaid interest and premium, if any, thereon and all expenses incurred by and all indemnities payable to the Guarantor pursuant to any agreement between the Primary Obligor and the Guarantor in respect of any such indebtedness or otherwise.
Upon the happening of any breach by the Primary Obligor under the Financing Documents, unless and until such breach shall have been remedied or waived, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the Subordinated Indebtedness and the Guarantor shall not demand, collect or receive any payment on account of the Subordinated Indebtedness.

(c)    All payments made or deemed made by the Guarantor hereunder or under the Financing Agreement shall be made free and clear of, and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority (such items being herein referred to as “Taxes”). In the event that any withholding or deduction from any payment to be made or deemed to be made by the Guarantor hereunder or under the Financing Agreement is required in respect of any Taxes pursuant to any applicable law, rule, regulation, then the Guarantor will:
(i)    pay directly to the relevant authority the full amount required to be so withheld or deducted;
(ii)    promptly forward to the Beneficiary an official receipt or other documentation reasonably satisfactory to the Beneficiary evidencing such payment to such authority; and
(iii)    pay to the Beneficiary such additional amount or amounts as is necessary to ensure that the net amount actually received by the Beneficiary (including with respect to amounts paid pursuant to this Guaranty) will equal the full amount the Beneficiary would have received had no such withholding or deduction been required.
Moreover, if any Taxes (other than Taxes on the overall net income of the Beneficiary) are directly asserted against the Beneficiary with respect to any payment received or deemed to be received by the Beneficiary hereunder or under the Financing Agreement, the Beneficiary may pay such Taxes and the Guarantor will reimburse the Beneficiary, for such amounts and will promptly pay such additional amounts (including any penalties, interest or expenses) as are necessary in order that the net amount retained by the Beneficiary after the payment of such Taxes (including any Taxes on such additional amounts) shall equal the amount the Beneficiary would have retained had no such Taxes been asserted.
If the Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Beneficiary the required receipts or other required documentary evidence, the Guarantor shall indemnify the Beneficiary for any incremental Taxes, interest, penalties or other losses that may become payable by the Beneficiary as a result of any such failure.
Without prejudice to the survival of any other agreement of the Guarantor hereunder or under the Financing Agreement, the agreements and obligations of the Guarantor contained in this section shall survive the payment in full of the Guaranteed Obligations.
(d)    So long as any of the Guaranteed Obligations remain outstanding, the Guarantor will maintain its corporate existence and will not merge or consolidate with any other corporation nor dissolve or otherwise sell or dispose of all or substantially all of its assets, unless (i) the Guarantor obtains the prior written consent of the Beneficiary for those purposes, and (ii) the successor or transferee corporation (if other than the Guarantor) shall expressly and unconditionally assume, in a written instrument delivered to the Beneficiary, the punctual performance and observance of all covenants, conditions and obligations of this Guaranty to be performed by the Guarantor.
Section 5. Binding Effect. This Guarantee shall be binding upon the Guarantor, its successors and assigns. The Guarantor may not assign its rights nor delegate its obligations under this Guarantee in whole or in part without the prior written consent of the Beneficiary, and any purported assignment or delegation without such prior written consent shall be void.
Section 6. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect.
Section 7. Notices. Any notice to the Guarantor or Beneficiary hereunder and any copy to the Guarantor of any notice delivered by the Beneficiary to the Primary Obligor under the Financing Documents shall be in writing and mailed, postage prepaid, or sent by facsimile transmission to the following address and person or to such other address or person's attention as the Guarantor or Beneficiary shall notify each other from time to time.
Guarantor:
Amyris, Inc.
5885 Hollis Street, Suite 100
Emeryville, CA 94608
Attn.:    General Counsel and Corporate Secretary

Beneficiary:
NOSSA CAIXA DESENVOLVIMENTO - AGÊNCIA DE FOMENTO DO ESTADO DE SÃO PAULO S.A.
Rua da Consolação, nº 371 - Consolação
São Paulo - SP - Brazil - CEP: 01301-000
Attn.: Legal Department

Primary Obligor:
Amyris Brasil Ltda.
R. James Clerk Maxwell, 315 - Condomínio Techno Park
Campinas, SP, Brazil 13069-380
Attn.:    Chief Financial Officer

Any notice addressed as provided above shall be deemed delivered on the date of its receipt, duly evidenced by a receipt signed by the party to which it was delivered if delivered by hand or, in the case of facsimile transmission or mail, by a receipt notice. Any notice given in accordance with this provision shall not affect the obligations of the Guarantor under this Guarantee incurred before any termination date stated in the notice.

Section 8. Governing Law and Jurisdiction. THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS, WHICH SHALL APPLY HERETO). THE GUARANTOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK TO ENFORCE OBLIGATIONS UNDER THIS GUARANTEE, AND WAIVE ANY OBJECTION BASED UPON PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVEINENS WITH RESPECT TO, THESE COURTS.
The Guarantor further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile. Final judgment against the Guarantor in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction without further review on the merits, including in Brazil, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any matter provided by law.
WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
Section 9. Process Agent. (a) For the purposes of this Guarantee, the Guarantor hereby agrees that service of all writs, process and summonses in any suit, action or proceeding brought under this Guarantee may be made upon Corporation Service Company (CSC), 1180 Avenue of the Americas, Suite 210, New York, NY 10036 (the “Process Agent”), and the Guarantor hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Guarantor shall not impair or affect the validity of such service or of any judgment based thereon.
(b) The Guarantor hereby irrevocably appoints and constitutes Amyris Brasil Ltda. as its attorney-in-fact, until the full and final payment, discharge and satisfaction of the Guaranteed Obligations, with powers to receive service of legal processes, notifications and subpoenas, in relation to any judicial or extrajudicial proceedings that may be brought against the Guarantor by the Beneficiary in Brazil in connection with this Guarantee and may include the performance of all the acts required for the good and faithful performance of this appointment, and agrees that failure by an attorney-in-fact to notify the Guarantor of the process, notification or subpoena will not invalidate the proceedings concerned.
Section 10. Amendment. This Guarantee shall not be amended, supplemented or otherwise modified except by a writing signed by both the Guarantor and the Beneficiary. No failure or delay of the Beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Beneficiary hereunder and under the Financing Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. A waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances.
Agreed by:
Amyris, Inc.
By /s/ John Melo
Name: John Melo
Title: President and CEO

Amyris Brasil Ltda.
By /s/ Paulo Diniz /s/ Felipe M. Caram
Name: Paulo Diniz Felipe M. Caram
Title: Presidente

ACKNOWLEDGMENT

State of California
County of Alameda

On June 7, 2012 before me, Dominic Lim, Notary Public personally appeared John Melo, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Dominic Lim    (seal)

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